                                 Exhibit 10.1(a)

                                [LOGO] TRAQUEUR

       Societe anonyme a directoire et conseil de surveillance au capital de 423.120(Euro)
      Siege social : 17, Place de la Resistance - 92130 Issy-les-Moulineaux
                            412 027 492 RCS Nanterre

                  CONTRAT D'EMISSION D'OBLIGATIONS CONVERTIBLES

ENTRE LES SOUSSIGNES :

- TRAQUEUR, societe anonyme au capital de 423.1201 (euro) dont le siege est situe a Issy Les Moulineaux (92130), 17, Place de la Resistance, et dont le numero d'immatriculation au RCS de Nanterre est 412 027 492, dument representee par M. Stephane Schmoll en sa qualite de president du directoire, ci-apres ((l'Emetteur)) ou la (( Societe)).

                                           de premiere part,

- Monsieur Jean-Jacques SCHMOLL, demeurant 141, rue de Longchamp - 75116 Paris, marie sous le regime de la communaute universelle ;

- Monsieur Stephane SCHMOLL, demeurant 16, rue Descartes - 92190 Meudon, marie sous le regime de la communaute de biens reduite aux acquets ;

ci-apres designes ensemble par les ((Dirigeants)),

- Monsieur Luc CHAMBON, demeurant 107, rue de l'Universite - 75007 Paris, marie sous le regime de communaute reduite aux acquets, dument represente aux fins des presentes par Monsieur Stephane Schmoll en vertu d'un pouvoir ;MM. Stephane Schmoll et Luc Chambon etant ci-apres designes ensemble par le ((Directoire ))

                                           de deuxieme part,

- La societe LOJACK, INC. societe de droit de l'Etat du Delaware, immatriculee sous le numero (FED ID) 04-2664794, dument representee par M. Stephane Schmoll en vertu d'un pouvoir,

-  La societe SIGEFI VENTURES GESTION, societe anonyme au capital de 422.670
   (euro), dont le siege social est a Lyon (69006) - 139, rue Vendome et dont le numero unique d'identification est 420 732 661 RCS Lyon, agissant au nom, pour le compte et en sa qualite de societe de gestion du FCPR SIPAREX VENTURES 1 et des FCPI ING (F) ACTIONS INNOVATION 1, ING (F) ACTIONS INNOVATION 2 UNIINNOVATION 1 et agissant egalement au nom, pour le compte et en sa qualite de delegataire de la gestion des actifs non cotes du FCPI INDOCAM INNOVATION I, representee par Monsieur Michel FAURE, dument habilite a cet effet,

- La societe SIPAREX CROISSANCE, societe en commandite par actions au capital de 65.683.095 euros, dont le siege social est situe 139 rue Vendome, 69006 Lyon, inscrite sous le numero d'identification unique 312 056 641 RCS LYON, representee par son gerant la Societe SIGEFI, societe par actions simplifiee au capital de 1.891.336 euros, dont le siege social est situe 139 rue Vendome, 69006 Lyon, inscrite sous le numero d'identification unique 331 595 587 RCS LYON, elle-meme representee par Monsieur Michel FAURE, dument habilite aux fins des presentes,

- La societe SIPAREX DEVELOPPEMENT, societe en commandite par actions au capital de 34.009.245 dont le siege social est situe 166 rue du Faubourg Saint Honore, 75008 Paris, inscrite sous le numero d'identification unique 378 213 375 RCS PARIS, representee par son gerant la Societe SIGEFI, societe par actions simplifiee au capital de 1.891.336 euros, dont le siege social est situe 139 rue Vendome, 69006 Lyon, inscrite sous le numero d'identification unique 331 595 587 RCS LYON, elle-meme representee par Monsieur Michel FAURE, dument habilite aux fins des presentes,

- La societe CREDIT LYONNAIS PRIVATE EQUITY, societe anonyme a directoire et conseil de surveillance au capital de 8.000.000 euros, dont le siege est a PARIS (75116) 43/47, avenue de la grande armee immatriculee au RCS de Paris sous le n(degree) B 428 711 196 representee par Monsieur Roland DERRIEN, agissant au nom, pour le compte et en sa qualite de societe de gestion du FCPR CL Capital Developpement 1 et du FCPI Credit Lyonnais Innovation 1,

-  La societe VIVERIS MANAGEMENT, societe par actions simplifiee au capital de
   91.500 (euro), dont le siege social est a Marseille, immatriculee au R.C.S. de Marseille sous le numero 432 544 773, representee par M. Marc VILLECROZE ABDELOUHAB, dument habilite a cet effet, agissant au nom, pour le compte et en sa qualite de societe de gestion d'INNOVERIS, Fonds Commun de Placement pour l'Innovation,

-  BNP PARIBAS DEVELOPPEMENT, Societe par actions simplifiee au capital de
   68.000.000 (euro) dont le siege social est a PARIS (75009), rue Chauchat, immatriculee au RCS de Paris sous le n(degree) B 348 540 592 representee par
   M. Michel ALHEN, dument habilite aux fins des presentes.

ci-apres designes ensemble par les ((Souscripteurs)), agissant sans solidarite entre eux,

                                                   de troisieme part,

- Monsieur Xavier GERARD, demeurant 21, boulevard Beausejour, 75116 Paris, marie sous le regime de la participation aux acquets,

- Monsieur Herve RIPAULT, demeurant 4, boulevard des Sablons, 92200 Neuilly-sur- Seine marie sous le regime de la separation de biens,

- Mercure Epargne Longue SA, Societe d'investissement a capital variable, dont le siege social est 4-6 Rond Point des Champs-Elysees, 75008 Paris, immatriculee au registre du 3 commerce et des societes de Paris sous le numero 438 848 848, representee par Madame Anouk BARA, dument habilite aux fins des presentes en vertu d'un pouvoir signe par M. Nicolas TREBOUTA,

- Madame Anne BATESON, demeurant 90, rue de Grenelle, 75007 Paris, mariee sous le regime de la separation de biens,

ci-apres designes ensemble les ((Souscripteurs du Groupe A)), agissant sans solidarite entre eux,

                                                   de quatrieme part.

Les parties etant ci-apres individuellement denommees une ((Partie)) et collectivement les ((Parties)).

PREAMBULE :

A ce jour, la repartition du capital et des droits de vote de la Societe est la suivante :

Actionnaire                 Actions     Categorie       ORA 1-2   BSA / BSPCE

Dirigeants                   7.262         A                         1.310
Autres                      10.109         A              108        1.598
Total Fondateurs            17.371         -              108        2.908
FCPI CLI                     1.138         C               57
BNP P-D                        848         C               38
Tracker                                    B                            44
LoJack                       2.232         B            1.116
EDSN                         2.823         B              335          200
FCPR CL CD1                    670         C              335
FCPR Siparex V1              1.140         C              570
Siparex Croissance              44         C               22
Siparex Dev.                    22         C               11
FCPI ING (F) AI 1              156         C               78
FCPI ING (F) AI 2              312         C              156
FCPI I I 1                     446         C              223
FCPI U I 1                     112         C               56
Innoveris                      894         C              447
Total
Souscripteurs               10.837                      3.444
TOTAL                       28.208         -            3.552        3.152

Un retard de quatre mois dans le commencement de l'exploitation commerciale par rapport aux previsions du business plan a provoque une importante baisse de la tresorerie disponible de la Societe.

A ce titre, le Directoire a pris l'engagement envers les Souscripteurs de faire ses meilleurs efforts pour parvenir avant le 30 avril 2003 au recrutement d'un cadre superieur qui sera en charge de la direction de l'exploitation. A l'issue d'une periode d'essai concluante, ce cadre superieur sera integre au Directoire de la Societe.

Les competences professionnelles de ce cadre superieur a recruter ont ete definies par le Directoire et presente aux membres du Conseil de Surveillance lors de la reunion du 3 fevrier 2003, dont le proces-verbal figure en Annexe 1 aux presentes.

Toutefois, les Parties restent convaincues de la forte attente du marche, de la necessite de ne pas decevoir cette attente et donc d'assurer a la societe les ressources necessaires au demarrage de l'activite.

En consequence, les Parties sont convenues de la necessite de mettre en place un financement a court terme de l'entreprise, etant precise que le besoin definitif de financement de l'entreprise fera l'objet d'une nouvelle augmentation des fonds propres de la Societe qui sera definitivement realisee a la fin du mois d'aout 2003, au plus tard. A cet effet, la Societe est actuellement a la recherche d'un nouvel investisseur Tiers (tel que ce terme est ci-apres defini a l'Article 3.1.2).

Afin de structurer ce financement a court terme, les Parties ont vote en assemblee generale extraordinaire d'actionnaires le 21 fevrier 2003 en faveur de la premiere resolution visant a autoriser le directoire a proceder a une emission d'obligations convertibles en actions de la Societe, avec maintien du droit preferentiel de souscription au profit des actionnaires. Le meme jour, l'assemblee generale des titulaires d'Obligations Remboursables a vote contre l'adoption de la troisieme resolution visant la renonciation des titulaires d'Obligations Remboursables en Actions de categorie 01 et de categorie 02 au regime de reservation de leur droit preferentiel de souscription au titre de l'emission d'obligations convertibles.

Toutefois, afin de faciliter la mise en place de la presente emission d'obligations convertibles, les titulaires d'ORA 01 et 02, ainsi que les titulaires de Bons de Souscription d'Actions et de Bons de Souscription de Parts de Createurs d'Entreprise, ont decide de renoncer individuellement au regime de reservation de leurs droits.

En contrepartie de ces renonciations, les Souscripteurs du Groupe A ont decide de limiter la souscription totale des actionnaires du Groupe A a huit cent vingt six mille neuf cent quatre vingt quinze (826.995) euros, le solde de l'emission, soit un million cent soixante-treize mille (1.173.000) euros etant entierement souscrit par les Souscripteurs (titulaires d'actions de la Societe de categorie B ou C) au titre de leurs souscriptions a titre irreductibles et reductibles.

Le Directoire dans sa seance du 27 fevrier 2003 (dont une copie du proces-verbal figure en Annexe 2) a donc pris la decision d'utiliser l'autorisation de l'assemblee generale extraordinaire des actionnaires et de proceder a l'emission des obligations convertibles. Le directoire a en consequence envoye aux actionnaires le 28 fevrier 2003 une lettre d'appel des souscriptions aux obligations convertibles (dont une copie est jointe en Annexe 3), qui les a informes de l'ouverture de la periode de souscription du vendredi 7 mars 2003 au jeudi 20 mars 2003 inclus.

Les actionnaires de la Societe jouissent d'un droit preferentiel de souscription a titre irreductible et a titre reductible en vertu duquel cent (100) actions anciennes donnent droit a titre irreductible a quatre cent soixante-douze virgule soixante-huit (472,68) obligations convertibles.

La parite de conversion des obligations convertibles dependra des termes et conditions de l'augmentation des fonds propres de la Societe qui devra etre definitivement realisee au plus tard avant le 31 aout 2003 dans les conditions ci-apres exposees.

Les parties sont convenues du present contrat d'emission d'obligations convertibles (ci-apres le ((Contrat))), afin de determiner les engagements de souscription des souscripteurs et les modalites des obligations convertibles.

EN CONSEQUENCE, IL A ETE CONVENU CE QUI SUIT :

ARTICLE 1 - OBJET DE L'EMPRUNT

L'emprunt obligataire emis par l'Emetteur est d'un montant maximum de un million neuf cent quatre vingt dix neuf mille neuf cent quatre vingt quinze (1.999.995) euros, sous la forme de cent trente trois mille trois cent trente trois (133.333) obligations convertibles en actions de la societe, au gre des porteurs, d'un montant nominal unitaire, prime d'emission comprise, de quinze
(15) euros, sous reserve des stipulations de l'Article 4 ci-dessous (ci-apres les ((Obligations Convertibles))), etant entendu que les porteurs d'ORA et les titulaires de BSA et de BSPCE ont renonce au regime de reservation de leurs droits.

ARTICLE 2 - DECLARATIONS ET GARANTIES

2.1 Declarations generales

Chaque personne morale ou entite regulierement constituee, signataire des presentes declare et garantit aux autres signataires :

 - qu'elle est une societe ou une entite constituee en conformite avec les lois qui lui sont applicables, et en situation reguliere au regard de cette loi ;

 - qu'elle ou son representant permanent a tous pouvoirs et qualite pour signer et executer le Contrat ;

 - que la signature et l'execution des obligations nees du Contrat ont ete valablement autorisees par ses organes competents et n'entrainent ni n'entraineront de violation, resiliation ou de modification de l'une des quelconques des modalites de tous contrats ou actes auxquels elle est partie et que le Contrat n'est en contradiction avec aucun de ces actes ou contrats.

2.2 Declarations des Dirigeants relatives aux comptes de la Societe

      2.2.1 Les Dirigeants declarent que les comptes de la Societe arretes au 30 septembre 2002 (i) ont ete etablis conformement aux principes comptables generalement admis en France, (ii) refletent de facon fidele, reguliere et sincere la situation financiere de la Societe au 30 septembre 2002 et (iii) ont ete arretes par le Directoire sans reserve et (iv) ont fait l'objet d'une revue limitee par le commissaire aux comptes de la Societe.

      2.2.2 En outre, la Societe declare et garantit :

   - que tous les biens et droits portes a l'actif de bilan de la Societe existaient effectivement a la date du 30 septembre 2002 ;

   - que la Societe est bien proprietaire, sans restriction ni reserve, de tous les elements d'actif, corporels ou incorporels, figurant a son bilan ou a ses inventaires, que ces actifs sont francs et libres de toutes hypotheques, gages, nantissements ou autres droits reels et qu'ils ne sont greves d'aucun empechement, servitude ou restriction susceptible de limiter leur droit de propriete ou de jouissance, a l'exception des elements d'actifs correspondant a la licence LoJack ;

   - qu'en particulier, les marques, brevets, dessins et modeles figurant a ses inventaires au 30 septembre 2002 ont ete regulierement deposes, enregistres et publies a l'Institut National de la Propriete Industrielle, et que les taxes et redevances correspondantes ont ete regulierement acquittees jusqu'a ce jour ;

   - que la presentation et l'evaluation des actifs et des passifs au bilan au 30 septembre 2002 sont conformes aux regles juridiques, comptables et fiscales en vigueur et que ceux des postes de l'actif susceptibles de subir une depreciation en raison d'evenements intervenes ou en cours au 30 septembre 2002 ont bien fait l'objet, lors de l'arrete du bilan a cette date, de provisions suffisantes pour constater cette depreciation ;

   - que la Societe a, pour la couverture des risques auxquels sont exposes ses biens et son exploitation, ainsi que des dommages materiels ou corporels pouvant etre causes a des tiers, souscrit des polices d'assurance comme doit le faire un commercant ou un industriel avise et qu'elle en a regulierement acquitte les primes ;

   - que la Societe n'est tenue par aucun engagement de caution, aval ou garantie pour l'execution d'engagements contractes par des tiers (ou par ses actionnaires), ses dirigeants ou ses salaries ;

   - qu'il n'existe aucun proces, instance ni procedure judiciaire ou administrative concernant la Societe, son activite, ses titres, ses salaries ou ses biens, pour lesquels les montants en cause excederaient
      15.000 euros et qu'en tout cas, ils ont fait l'objet de provisions suffisantes dans son bilan au 30 septembre 2002 ;

   - que la Societe n'est associee dans aucune societe civile, en participation ou en nom collectif, ni associee unique d'une entreprise unipersonnelle a responsabilite limitee, ni membre d'un groupement d'interet economique, et ne possede aucune participation representant plus de 10 % du capital ou des droits de vote d'une autre societe, a l'exception d'une participation de 48,4 % du capital et des droits de vote de la societe LoJack International Benelux Sprl ;

   - que la Societe etait, au 30 septembre 2002, a jour de ses declarations fiscales et sociales et avait paye a cette date ou suffisamment provisionne tous impots, taxes et cotisations prescrits par la reglementation applicable et qu'elle n'avait a cette date recu aucune notification de redressement ou de controle, notamment de la part de la direction generale des impots ou des URSSAF, dont les consequences n'auraient pas fait l'objet de provisions suffisantes a son bilan au 30 septembre 2002;

   - qu'elle s'est strictement conformee a la reglementation economique et de la concurrence, ainsi qu'aux dispositions legislatives ou reglementaires relatives a l'hygiene et a la securite ou a la protection de l'environnement, et qu'aucun proces-verbal constatant une infraction de sa part n'a ete dresse a son encontre;

   - qu'elle n'est pas en contravention avec la reglementation douaniere ou des changes pour les transactions commerciales ou financieres effectuees par elle jusqu'a ce jour et qu'aucun proces-verbal constatant une infraction de sa part n'a ete dresse a son encontre;

   - que les agencements et installations des immeubles affectes a son exploitation sont conformes aux dispositions reglementaires applicables a son activite;

   - que tous les contrats de travail de ses salaries sont etablis conformement aux dispositions de la loi et des conventions collectives applicables;

   - que, d'une maniere generale, a l'exception du Contrat de Licence LoJack et des conventions conclues avec les forces de l'ordre, elle n'a pas conclu avec ses fournisseurs, clients ou autres tiers de conventions de nature a l'engager dans des conditions exorbitantes du droit commun, eu egard, notamment, a la duree ou au caractere exclusif de ces conventions;

   - qu'elle n'a pas recu notification d'une infraction, meme contestee, susceptible d'avoir pour consequence de lui interdire l'exercice de tout ou partie de ses activites ou de restreindre cet exercice ou, encore, de deprecier ses actifs;

   - qu'elle n'a realise, depuis cette date, aucune operation sortant du cadre de la gestion courante et normale de son exploitation et n'a entrepris aucune decision susceptible d'entrainer un changement significatif defavorable dans sa situation financiere ou commerciale;

   - et qu'il n'a ete procede, depuis cette date, a aucune repartition d'actifs aux actionnaires ou aux dirigeants, sous quelque forme que ce soit.

         2.2.3 Aucune des declarations faites ci-dessus n'omet de mentionner un fait important dont la revelation serait determinante pour une bonne connaissance, par les Souscripteurs, de l'etendue du patrimoine et des engagements de la Societe, comme de l'importance de ses resultats. Dans le cas contraire, les Souscripteurs seraient autorises a demander le remboursement anticipe des Obligations Convertibles dans les conditions de l'Article 4.4 ci-apres.

ARTICLE 3 - ENGAGEMENT DES PARTIES

3.1 Engagement des porteurs de Titres donnant acces a terme au capital

Les Dirigeants s'engagent a ce que chaque personne physique ou morale titulaire de titres donnant acces a terme au capital de la Societe (ORA, BSA ou BSPCE) renonce au regime de reservation de ses droits et a la souscription, a ce titre, d'Obligations Convertibles supplementaires.

3.2 Engagement des Souscripteurs

Par le present Contrat, les Souscripteurs souscrivent le nombre d'Obligations Convertibles figurant dans le tableau a l'Article 3.3 ci-dessous, par versement en numeraire du montant correspondant, et s'engagent a liberer en numeraire le montant de leur souscription, sauf s'agissant de LoJack qui souscrit par compensation avec une ou plusieurs creances certaines, liquides et exigibles sur la Societe.

Dans le cas ou des titulaires d'actions de categorie B ou C de Traqueur non signataires des presentes souhaiteraient exercer leur droit preferentiel de souscription dans le cadre de l'emission des Obligations Convertibles, les Souscripteurs s'engagent a reduire le montant individuel de leur souscription au pro rata des montants indiques dans le tableau ci dessous en face de leurs noms afin que le montant total de cette souscription ne puisse exceder un montant total de un million cent soixante treize mille (1.173.000) euros correspondant a un nombre total de soixante dix huit mille deux cents (78.200) Obligations Convertibles.

Tout titulaire d'actions de categorie B ou C qui souhaitera exercer son droit preferentiel de souscription a l'occasion de l'emission des Obligations Convertibles et qui ne serait pas signataire du present Contrat devra au prealable expressement adherer par ecrit et sans reserve au present Contrat en remettant a la Societe l'engagement d'adhesion signe dans des termes identiques au projet figurant en Annexe 4, la Societe s'engageant vis-a-vis des Souscripteurs a ne recevoir de ces titulaires d'actions de categorie B ou C que des souscriptions accompagnees dudit acte d'adhesion dument signe.

3.3 Engagement des Dirigeants et des Souscripteurs du Groupe A

Les Dirigeants declarent (i) ne pas exercer leur droits preferentiel de souscription a l'occasion de l'emission des Obligations Convertibles et (ii) soit qu'ils ont ou vont ceder leur droit preferentiel de souscription en faveur de Souscripteurs du Groupe A, soit qu'ils y ont renonce ou vont y renoncer, etant precise que le Directoire recapitulera dans son proces-verbal constatant la cloture et la realisation de l'emission des Obligations Convertibles les cessions de droits preferentiels de souscription intervenues et, le cas echeant, les renonciations aux droits preferentiels de souscriptions.

Les Souscripteurs du Groupe A signataires du present Contrat souscrivent chacun le nombre d'Obligations Convertibles figurant dans le tableau ci-apres en face de leur nom.

Tout Souscripteur du Groupe A qui souhaitera exercer son droit preferentiel de souscription a l'occasion de l'emission des Obligations Convertibles et qui ne serait pas signataire du present Contrat devra, au prealable, expressement adherer par ecrit et sans reserve au present Contrat en remettant a la Societe l'engagement d'adhesion signe dans des termes identiques au projet figurant en Annexe 4, la Societe s'engageant vis-a-vis des Souscripteurs a ne recevoir de ces Souscripteurs du Groupe A que des souscriptions accompagnees dudit acte d'adhesion dument signe et dans la limite de cinquante cinq mille cent trente trois (55.133) Obligations Convertibles pour un montant total de huit cent vingt six mille neuf cent quatre vingt quinze (826.995) euros.

Souscripteurs                       A titre          A titre            Total            Montant
                                  Irreductible       reductible                         (en (Euro))

Souscritpteurs
LoJack                                5 847            17 081            22.928           343 920
Fonds geres par Sigefi et SVG         9.811            13.117            22.928           343.920
FCPI CLI                                  0                 0                 0                 0
CLCD 1                                7 450            10 786            18 236           273 540
BNP Developpement                     2 220             2 699             4 919            73 785
Innoveris                             2 345             6 846             9 189           137 835

Sous-total Souscripteurs            27. 671            50.529            78 200         1 173 000

M. Xavier Gerard                      3.967             9.433            13.400           200.100
M. Herve Ripault                        761               573             1.334            20.010
Mercure Epargne Longue SA                 1            11.656            11.657           174.855
Mme Anne Bateson                      1.853               388             2.241            21.975

Sous Total Souscripteurs du
Groupe A                              6.582            22.050            28.632           429.480

Total                                34.253            72.579           106.832         1.602.480

ARTICLE 4 - CARACTERISTIQUES DES OBLIGATIONS CONVERTIBLES

4.1 Duree de l'emprunt

Les Obligations Convertibles sont emises pour une duree expirant le 1er juillet 2005 inclus. A l'expiration de cette duree et sous reserve de leur non-conversion prealable, les Obligations Convertibles feront l'objet d'un remboursement integral en numeraire.

Quinze (15) jours avant cette echeance, la Societe adressera a chacun des porteurs d'Obligations Convertibles encore en circulation une notification par lettre recommandee avec accuse de reception les avertissant de l'arrivee du terme et de la faculte qui leur est offerte avant cette date de proceder a la conversion de tout ou partie de leurs Obligations Convertibles.

4.2 Interets - Prime de non-conversion

Les Obligations Convertibles produiront un interet annuel fixe de cinq pour cent (5%), non capitalises et payable in fine, a la date de conversion (dans la proportion des Obligations Convertibles Converties en cas de conversion partielle) ou de remboursement.

En cas de remboursement anticipe, obligatoire ou sur l'initiative des porteurs d'Obligations Convertibles, dans les conditions visees ci-apres a l'Article 4.4, les interets seront payes au prorata du nombre de jours ecoules entre la date de souscription des Obligations Convertibles et le jour du remboursement, rachat ou de la conversion des Obligations Convertibles. Ce calcul sera fait sur une base de 365 jours par annee. Il est toutefois precise qu'en cas de realisation d'une Operation tel que ce terme est defini a l'Article 5.1.2 ci-apres, les interets cesseront de courir a la date a laquelle la parite de conversion sera determinee et ce independamment de la date d'exercice par les porteurs d'Obligations Convertibles de leur droit a conversion.

Enfin, chaque Obligation Convertible non convertie beneficiera, outre le remboursement du principal d'une prime de non-conversion calculee de facon a assurer au porteur d'Obligation Convertible une remuneration

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annuelle actuarielle egale a sept et demi pour cent (7,5%). Il est precise que les interets commenceront a courir depuis la date de souscription des Obligations Convertibles jusqu'a la date de remboursement.

4.3 Forme des Obligations Convertibles

Les Obligations Convertibles seront creees exclusivement sous la forme nominative. Leur propriete resultera de leur inscription en compte au nom du ou des porteurs.

Les Obligations Convertibles seront inscrites en compte dans les registres sociaux de la Societe et seront negociables a partir de leur emission.

Les Obligations Convertibles sont des Valeurs Mobilieres au sens du pacte d'actionnaires conclu entre les actionnaires de la Societe le 26 novembre 2001 (ci-apres le ((Pacte d'Actionnaires))) et leur transmission est en consequences soumise a l'ensemble des stipulations du Pacte d'Actionnaires, et notamment au droit de preemption qu'il prevoit.

La cession ou la transmission des Obligations Convertibles sera realisee a l'egard de la Societe et des tiers, par virement de compte a compte, sur production d'un ordre de mouvement signe du cedant. Tout transfert de la propriete des Obligations Convertibles entrainera de plein droit adhesion du beneficiaire dudit transfert a l'ensemble des droits et obligations attachees aux Obligations Convertibles tels que definis au contrat.

4.4 Exigibilite anticipee de l'emprunt

Tout porteur d'Obligations Convertibles pourra exiger que ses Obligations Convertibles soient immediatement remboursees au pair, ce remboursement etant augmente du montant des interets courus et de la prime de non conversion dans les cas suivants :

(i.) Jugement d'ouverture d'une procedure de redressement ou liquidation judiciaire de la Societe,

(ii) Defaut d'execution, meme partiel, d'un engagement quelconque pris par la Societe aux termes du contrat d'emission des Obligations Convertibles,

(iii) Defaut de paiement d'un montant exigible quelconque du par la Societe, par les dirigeants ou par le Directoire aux obligataires,

(iv) Cession de 100% des actions de la Societe avant le 31 juillet 2003, dans les conditions decrites ci-apres.

Chaque titulaire d'Obligation Convertibles devra dans ce cas notifier a la Societe par letter recommandee avec demande d'avis de reception son option pour l'amortissement immediate de la totalite de ses Obligations Convertibles.

ARTICLE 5 - CONVERSION DES OBLIGATIONS CONVERTIBLES

5.1 Droit de conversion des Obligations

        5.1.1 Parite de conversion

        a)  En cas de realisation de l'Operation, telle definie a l'Article
            5.1.2 (a) ci-apres, la Societe informera les porteurs d'Obligations Convertibles de l'Operation par letter recommandee avec demande d'avis de reception (ci-apres la (( Notification))).

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              A reception de cette Notification, les porteurs d'Obligations
              Convertibles s'engageront a demander la conversion des Obligations Convertibles en actions nouvelles a emettre par la Societe dans les conditions ci-apres.

         b) Par exception au paragraphe 5.1.1 (a), des lors que l'Operation (telle que definie a l'Article 5.1.2 (a) ci-dessous serait souscrite notamment par un Tiers (ci-apres definie a l'Article
              5.1.2 (b) pour un montant total d'au moins trois millions (3.000.000) d'euros prime d'emission comprise, la Societe aura la faculte de proposer aux porteurs d'Obligations Convertibles qui le souhaitent un remboursement anticipe en numeraire de leurs Obligations Convertibles.

              Cette faculte sera eventuellement stipulee, au choix de la Societe, dans la Notification aux porteurs d'Obligations Convertibles qui disposeront alors d'un delai de huit (8) jours pour notifier a la Societe s'ils entendent faire appel a cette faculte de remboursement anticipe.

              Une absence de reponse dans le delai ci dessus vaudra refus du porteur d'Obligations Convertibles n'ayant pas repondu et celui-ci devra alors demander la conversion de ses Obligations Convertibles dans un delai de huit (8) jours et dans les conditions stipulees ci-apres.

         c) En l'absence d'Operation (telle que definie a l'Article 5.1.2 (a) ci dessous) ou de tenue d'une Assemblee Generale Extraordinaire (telle que definie a l'Article 5.1.3 ci dessous) avant le 31 juillet 2003, les porteurs d'Obligations Convertibles seront libres a compter du 1er aout 2003 de convertir ou d'opter pour le remboursement a l'echeance dans les conditions ci-apres.

         d) Dans tous les cas, le nombre d'Obligations Convertibles (N0) a presenter pour obtenir par voie de conversion une action de la Societe sera calcule par application de la formule suivante :

                                N0 = (P*Nt)/(M+I)

Ou :

(( M )) est le montant de l'emprunt obligataire effectivement emis, (( I )) est le montant nominal des interets dus par la Societe a la date de la realisation definitive de l'Operation (telle que definie a l'Article 5.1.2 (a) ci dessous) ou a la date de tenue d'une Assemblee Generale Extraordinaire (telle que definie a l'Article 5.1.3 ci dessous), (( Nt )) est le nombre total des Obligations Convertibles emises, (( P )) designe le prix d'emission d'une action nouvelle par suite de la conversion des Obligations Convertibles, et sera lui-meme determine par application de la formule figurant a l'Article 5.1.2 (a) ci-apres en fonction des hypotheses visees aux Articles 5.1.2 et 5.1.3.

         5.1.2 Hypothese 1 : Cas d'une Augmentation de capital d'ici le 31 juillet 2003

         (a) Si le 31 juillet 2003 au plus tard, la Societe constate la realisation definitive d'une augmentation de capital en numeraire de la Societe au profit d'un ou plusieurs Tiers (tel que defini ci-apres au 5.1.2 (b) d'un montant minimum de 1.000.000 euros, prime d'emission incluse (ci-apres le ((Montant Minimum ))), (ci-apres l' (( Operation ))).

Alors :

                                   P = p(1-d)

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Ou :

(( p )) designe le prix de souscription unitaire, en numeraire, prime d'emission comprise, de l'action emise dans le cadre de l'Operation,

(( d )) sera egal a :

     20% en cas de realisation definitive de l'Operation le 31 mai 2003 au plus tard
     25% en cas de realisation definitive de l'Operation entre le 1er et le 30 juin 2003
     30% en cas de realisation definitive de l'Operation entre le 1er et le 31 juillet 2003

A titre d'exemple :

Si le prix d'emission par action dans le cadre de l'Operation intervenant en mai 2003 et soixante-dix (70) jours apres la presente emission d'Obligations Convertibles est egale a 455 euros et si le montant nominal de l'emission est de
1.999.995 euros pour 133.333 Obligations Convertibles emises, alors

     N0 = [(455 - 91)*133.333] / [1.999.995 + (1.999.995*(70/365)*5%)] = 24,0362

(b) Dans le cadre de la presente emission d'Obligations Convertibles, une personne physique ou morale sera consideree comme un tiers si elle n'est titulaire, au moment de l'Operation, d'aucune valeur mobiliere donnant acces immediatement ou a terme au capital de Traqueur (ci-apres un ou des (( Tiers ))) :

- Dans le cas ou l'Operation serait realisee pour le Montant Minimum au profit de deux (2) Tiers, ceux-ci devront realiser soit un investissement de cinq cent mille (500.000) euros chacun, soit si l'un d'entre eux investit moins (sans que ce montant puisse etre inferieur a deux cent mille (200.000) euros) alors l'autre Tiers devra realiser un investissement tel que la somme des deux soit au moins egale au Montant Minimum.

- Dans le cas ou l'Operation serait realisee au profit de trois (3) ou quatre
  (4) Tiers, (i) les Tiers devront chacun realiser un investissement d'un montant minimum de deux cent mille (200.000) euros, et (ii) l'un d'entre eux devra obligatoirement etre un Organisme de Placement Collectif en Valeurs Mobilieres gere par une societe de gestion agreee par la Commission des Operations de Bourse dans les conditions des articles L. 214-2 et suivants du Code monetaire et financier. L'Operation ne pourra en aucun cas etre souscrite et liberee par plus de quatre (4) Tiers.

(c) Le ou les Tiers devront en outre avant la realisation de l'Operation s'engager a adherer sans reserves au Pacte d'Actionnaires dans toutes ses dispositions.

(d) Il est precise que ne seront pas pris en compte pour le calcul du Montant Minimum :

- ni le montant qui pourrait etre investi par ceux des Souscripteurs qui auront effectivement souscrit au present emprunt obligataire dans les conditions ci-avant,

- ni le montant correspondant a l'emission d'actions issues de la conversion des Obligations Convertibles.

(e) Les demandes de conversion devront etre adressees au plus tot le 15 juillet 2003 pour etre effectives le 1er aout 2003 etant precise que les interets attaches aux Obligations Convertibles converties cesseront de courir a la date a laquelle la parite de conversion sera determinee conformement a l'application des formules ci-dessus et ce independamment de la date d'exercice effectif par les porteurs d'Obligations Convertibles de leur droit a conversion.

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

(f) En tout etat de cause, la parite de conversion ne pourra etre en aucun cas etre superieure au rapport de la valeur nominale d'une Obligation Convertible divisee par la valeur nominale de l'action de la Societe au jour de la conversion, soit a ce jour une action pour une obligation. En consequence, dans l'hypothese ou N0 serait inferieur a 1, N0 sera repute egal a 1.

(g) En cas de desaccord sur la determination de N0 entre la Societe et les porteurs d'Obligations Convertibles reunis en masse speciale, les points de desaccord seront soumis a un expert designe par le Tribunal de Commerce de Paris, statuant en matire de refere et saisi sur l'initiative de la partie la plus diligente. L'expert aura pour mission de determiner definitivement N0.

L'expert fera ses meilleurs efforts pour accomplir sa mission dans un delai de 30 jours a compter de sa saisine. L'expert aura tous pouvoirs pour determiner N0, dans le respect de la formule visee ci-dessus, de telle sorte que le nombre d'actions nouvelles de la Societe resultant soit toujours determine.

Ses conclusions seront definitives et sans recours. Les honoraires de l'expert seront supportes par moitie, d'une part par la Societe et d'autre part par les titulaires d'obligations. L'expert statuera en amiable compositeur et appliquera les dispositions des articles 1443 et suivants du Nouveau Code de procedure civile.

         5.1.3 Hypothese 2: Cas de convocation d'une Assemblee Generale Extraordinaire des Actionnaires de la Societe avant le 31 juillet 2003

         (a) Si au plus tard, le 15 juillet 2003, la Societe adresse aux porteurs d'Obligations Convertibles, en main propre ou par lettre recommandee avec demande d'accuse de reception, un avis les informant de la convocation d'une assemblee generale extraordinaire des actionnaires de la Societe a intervenir le 31 juillet 2003 au plus tard et dont l'ordre du jour devra porter sur le vote :

              (i) d'une resolution d'augmentation de capital d'un montant maximal de trois millions (3.000.000) d'euros par l'emission d'actions, avec suppression du droit preferentiel de souscription pour un montant minimum d'un million (1.000.000) d'euros (ci-apres la (( Resolution N(degree)1 ))) ou,

              (ii) d'une resolution autorisant le Directoire a augmenter le capital d'un montant maximal de trois millions (3.000.000) d'euros par l'emission d'actions, avec suppression du droit preferentiel de souscription pour un montant minimum d'un million (1.000.000) d'euros (ci-apres la (( Resolution N(degree)2 ))),

              (iii) d'une resolution d'augmentation de capital ou autorisant le
                    Directoire a augmenter le capital d'un montant maximal de trois millions (3.000.000) d'euros par l'emission d'actions, avec maintien du droit preferentiel de souscription (ci-apres la (( Resolution N(degree)3 ))),

(ci-apres l'))Assemblee Generale Extraordinaire))),

mais que la realisation definitive de l'Operation ne peut intervenir avant le 31 juillet et necessite un delai supplementaire jusqu'au 31 aout 2003, les porteurs d'Obligations Convertibles s'engagent a ne pas demander la conversion de leurs Obligations Convertibles avant le 15 aout 2003, pour une conversion effective au 1er septembre 2003.

La parite de conversion des Obligations Convertibles sera dans ce cas fixee selon les modalites de l'Article 5.1.2 ci-dessus.

Si la realisation definitive de l'Operation n'est pas intervenue avant le 31 aout 2003, la parite de conversion des Obligations Convertibles sera fixee selon les modalites de l'Article 5.1.4 ci-dessous.

(b) Chaque Partie s'engage, sans solidarite entre elles, a voter lors de l'Assemblee Generale Extraordinaire en faveur de l'adoption de la Resolution N(degree)1 , de la Resolution N(degree)2 ou de la Resolution N(degree)3.

    5.1.4 Hypothese 3: Cas d'une absence d'augmentation de capital avant le 31 juillet 2003

Si au plus tard, le 31 juillet 2003, (i) la Societe n'a pas tenu une Assemblee Generale Extraordinaire, ou si (ii) la realisation definitive de l'Operation n'est pas constatee, alors :

                                    N0 = 6,66

Les porteurs d'Obligations Convertibles pourront a compter du 1er aout 2003 et jusqu'a l'echeance de l'emprunt obligataire, demander la conversion de tout ou partie de leurs Obligations Convertibles. Le solde des Obligations Convertibles non converties sera rembourse conformement aux dispositions de l'Article 4.2.

5.2 Modalites d'exercice du droit a conversion

    5.2.1 Les titulaires d'Obligations Convertibles s'engagent a ne pas demander avant le 15 juillet 2003 la conversion de leurs Obligations Convertibles, pour une conversion effective a compter du 1er aout 2003. Par exception, les Obligations Convertibles pourront etre converties avant cette date en cas de realisation d'une Operation.

    5.2.2 Conformement aux stipulations de l'Article 5.1.3, les porteurs d'Obligations Convertibles s'engagent en cas de tenue d'une Assemblee Generale Extraordinaire de la Societe avant le 31 juillet 2003 a ne pas demander la conversion de leurs Obligations Convertibles avant le 15 aout 2003, pour une conversion effective au 1er septembre 2003.

    5.2.3 Les demandes de conversion seront recues en mains propres contre decharge ou adressees par lettre recommandee avec demande d'avis de reception, pendant la duree de l'emprunt, au siege de la Societe, accompagnee d'un bulletin de souscription des actions nouvelles.

    5.2.4 La liberation des actions nouvelles s'operera par compensation avec la creance obligataire detenue au titre des Obligations Convertibles.

    5.2.5 Les actions nouvelles emises a la suite de la conversion seront des actions de categorie A, B ou C, telles que definies par les statuts de la Societe :

- elles seront de categorie A pour les titulaires d'actions A au jour de la conversion des Obligations Convertibles,

- elles seront de categorie B pour les titulaires d'actions B au jour de la conversion des Obligations Convertibles,

- elles seront de categorie C pour les titulaires d'actions C au jour de la conversion des Obligations Convertibles.

Dans le cas ou des actions d'une autre categorie que A, B ou C seraient emises au profit du ou des Tiers investisseurs, il est convenu que le contrat d'emission des Obligations Convertibles sera modifie pour permettre que les actions nouvelles emises a la suite de la conversion des Obligations Convertibles soient des actions de la meme categorie que celles emises au profit du ou des Tiers investisseurs dans le cadre de l'Operation.

Les actions nouvelles seront creees jouissance du premier jour de l'exercice en cours lors de la demande de conversion. Pour le surplus, elles seront, des leur creation, completement assimilees aux actions anciennes, jouiront des memes droits et seront soumises a toutes les dispositions des statuts et aux decisions des assemblees generales.

    5.2.6 Afin de permettre la conversion de la totalite des Obligations Convertibles, l'AGE a autorise le principe d'une augmentation de capital d'un montant nominal maximum de neuf cent dix mille (910.000) euros par creation d'un nombre d'actions egal au montant de l'augmentation de capital divise par la valeur nominale de l'action au jour de la conversion des Obligations Convertibles.

En cas d'augmentation de capital ou de fusion pendant la periode de conversion, la Societe se reserve la faculte de suspendre l'exercice du droit de conversion pendant un delai qui ne pourra exceder trois mois.

    5.2.7 Si le porteur d'Obligation Convertible optant pour la conversion a droit a un nombre d'actions comportant une fraction formant rompu, il pourra demander que lui soit attribue :

- soit le nombre entier d'actions immediatement inferieur ; dans ce cas, il lui sera verse en espece une somme egale a la valeur de la fraction d'action supplementaire evaluee sur la base des capitaux propres de la Societe tel qu'il ressort du dernier bilan approuve par l'assemblee generale ordinaire des actionnaires au jour du depot de la demande de conversion,

- soit le nombre entier d'actions immediatement superieur a la condition de verser a la Societe une somme egale a la valeur de la fraction d'action supplementaire ainsi demandee evaluee sur la base prevue a l'alinea precedent.

5.3 Impossibilite de conversion des Obligations Convertibles

A defaut de realisation de l'Operation ou de tenue d'une Assemblee Generale Extraordinaire le 31 juillet 2003 au plus tard et en cas de cession de 100% du capital de la Societe le 31 juillet 2003 au plus tard, le present emprunt obligataire ne pourra etre converti. Cette cession entrainera l'exigibilite immediate du present emprunt obligataire, dans les conditions mentionnees a l'Article 4.4.

Pour les besoins de cet article, le terme ((cession)) s'entend de toute operation, a titre onereux ou gratuit, entrainant le transfert de la pleine propriete, de la nue propriete ou de l'usufruit des valeurs mobilieres emises par la Societe, notamment mais sans que cette liste soit exhaustive, les cessions ou echanges, y compris en cas de fusion ou de scission.

ARTICLE 6 - REGIME DES OBLIGATIONS CONVERTIBLES

6.1 Maintien des droits des titulaires d'Obligations Convertibles

Tant qu'il existera des Obligations Convertibles, la Societe devra maintenir les droits des titulaires des porteurs d'Obligations Convertibles dans les conditions suivantes.

    6.1.1 En cas d'operation sur le capital avec maintien du droit preferentiel de souscription des actionnaires la Societe devra :

    (a) prealablement informer les porteurs d'Obligations Convertibles sur la nature de l'operation sur capital en cause, la nature, le prix de souscription, la quotite du droit de souscription et les autres conditions afferentes aux titres a emettre et les dispositions prises par la Societe pour reserver les droits des porteurs d'Obligations Convertibles.

    (b) permettre aux obligataires qui opteraient pour la conversion de souscrire a titre irreductible des actions, de nouvelles obligations convertibles, des obligations echangeables, des valeurs mobilieres composees, des bons autonomes ou, de facon generale, des titres emis apres exercice

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               par les actionnaires d'un droit preferentiel de souscription, dans les memes proportions ainsi qu'aux memes conditions, sauf en ce qui concerne la jouissance, que si les obligataires avaient ete actionnaires lors desdites emissions; en consequence, l'assemblee generale extraordinaire des actionnaires qui decidera l'emission de telles valeurs mobilieres devra prendre une decision d'emission complementaire reservee aux obligataires qui opteront pour la conversion.

         6.1.2 En cas d'emission d'actions a souscrire contre numeraire, de nouvelles obligations convertibles ou d'obligations echangeables, apres suppression du droit preferentiel de souscription des actionnaires par leur assemblee generale extraordinaire, cette decision devra etre approuvee par l'assemblee generale des obligataires.

         6.1.3 En cas d'augmentation de capital par incorporation de reserves, benefices ou primes d'emission, l'assemblee generale extraordinaire des actionnaires qui procedera a une telle augmentation de capital devra virer a un compte de reserve indisponible la somme necessaire, soit pour proceder a l'elevation de la valeur nominale des actions remises aux obligataires qui opteraient ulterieurement pour la conversion, soit pour attribuer des actions gratuites a ces obligataires, aux memes conditions, sauf en ce qui concerne la jouissance, et en nombre egal a celui qu'ils auraient recu s'ils avaient ete actionnaires au moment de l'attribution principale.

         6.1.4 En cas de distribution de reserves en especes ou en titres, l'assemblee generale des actionnaires qui procedera a la distribution devra virer a un compte de reserve indisponible la somme et, le cas echeant, conserver les titres necessaires pour remettre aux obligataires qui opteraient ulterieurement pour la conversion, la somme ou les titres -sous reserve d'une jouissance differente- qu'ils auraient recus s'ils avaient ete actionnaires au moment de la distribution.

         6.1.5 En cas de fusion par absorption de la Societe ou de sa participation a une fusion par creation d'une societe nouvelle :

         (a) la fusion sera soumise a l'approbation prealable de l'assemblee generale des obligataires ;

         (b) les Obligations Convertibles pourront etre converties pendant le delai de conversion prevu, en actions de la societe absorbante ou nouvelle dans les conditions prevues lors de l'emission ;

         (c) les bases de conversion en actions de la societe absorbante ou nouvelle seront determinees en corrigeant le rapport d'echange des obligations en actions de la societe emettrice fixe a l'origine par le rapport d'echange des actions de la societe emettrice contre les actions de la societe absorbante ou nouvelle ; cette societe sera substituee a la societe emettrice pour l'application des dispositions ci-dessus, destinees a reserver, le cas echeant, les droits des obligataires en cas d'operations financieres ou sur titres et, d'une facon generale, pour assurer les charges de l'emprunt dans les conditions legales, reglementaires et contractuelles.

         6.1.6 En cas de reduction de capital motivee par des pertes, par diminution, soit du montant nominal des actions, soit du nombre de celles-ci, les droits des obligataires optant pour la conversion de leurs titres seront reduits en consequence, comme si lesdits obligataires avaient ete actionnaires des la date d'emission des obligations.

6.2 Engagements de la Societe

Dans l'hypothese ou la Societe realiserait des operations pour lesquelles un ajustement n'aurait pas ete effectue au titre de ce qui precede et ou une legislation ou une reglementation ulterieure prevoirait un ajustement, la Societe procedera a cet ajustement conformement aux dispositions legislatives ou reglementaires alors applicables.

La Societe s'engage, a dater de ce jour et tant qu'il existera des Obligations Convertibles en circulation a ne proceder ni a l'amortissement de son capital, ni a la reduction de son capital par voie de remboursement, ni a la modification de la repartition de ses benefices et ce conformement aux dispositions du Code du Commerce

Par ailleurs, la Societe emettrice s'engage, tant qu'il existera des Obligations Convertibles, et sans que cet engagement n'affecte en rien sa liberte de disposer de la propriete de ses biens, a ne constituer au profit d'autres porteurs de bons ou d'obligations, aucune hypotheque sur les biens et droits immobiliers qu'elle peut ou pourra posseder et aucun nantissement de fonds de commerce, sans faire beneficier (( pari passu )) les porteurs des presentes Obligations Convertibles.

6.3 Jouissance des actions nouvelles

Les actions nouvelles remises aux obligataires des la conversion de leurs Obligations Convertibles seront soumises a toutes les dispositions des statuts ; elles porteront jouissance a compter du premier jour de l'exercice en cours a la date de conversion et, en application des dispositions du Code de commerce, elles auront droit au dividende verse au titre de l'exercice au cours duquel la conversion aura ete demandee.

6.4 Masse des obligataires

Les obligataires seront groupes en une masse dans les conditions fixees par la loi ; a l'issue de la souscription, ils se reuniront en assemblee generale, a la diligence du president de la Societe aux fins de designer leurs representants.

ARTICLE 7 - NOTIFICATIONS

Toute notification, requete, mise en demeure, autorisation ou autre communication en vertu du Contrat ne sera effective que si elle est faite par ecrit et envoyee par acte extrajudiciaire, par lettre recommandee avec demande d'avis de reception, par telecopie ou par message electronique (les telecopies et les messages electroniques devront etre confirmes le meme jour par lettre recommandee avec demande d'avis de reception) aux adresses suivantes :

Pour la Societe :

A son siege social mentionne en tete des presentes, a l'attention de l'un des Dirigeants.

Pour les Souscripteurs :

Au siege social des societes et a l'attention de leur representant, tels qu'ils sont mentionnes en tete des presentes.

La date de notification est la date de reception de la lettre par le destinataire, l'avis de reception faisant foi.

ARTICLE  8 - FRAIS

La Societe s'engage a supporter les frais encourus par elle au titre de la preparation et de la redaction du contrat et les frais relatifs a la mise en place de l'Operation, y compris tous frais, honoraires et debours des conseils juridiques, comptables et autres conseils.

ARTICLE 9 - DROIT APPLICABLE - ELECTION DE DOMICILE - JURIDICTION COMPETENTE

Le present contrat est soumis pour son application et son execution au droit francais.

Pour l'execution du present contrat les Parties elisent domicile a leur siege social respectif tel qu'enonce en tete des presentes.

Tout litige concernant l'interpretation ou l'execution du present contrat sera, a defaut d'accord amiable entre les Parties, soumis au tribunal de commerce de Paris.

Fait en quinze (15) exemplaires originaux,

A Paris, le 10 mars 2003.

--------------------------------------------------------------------------------
Traqueur SA                                Monsieur Stephane SCHMOLL
Representee par Monsieur Stephane SCHMOLL

/s/ Stephane SCHMOLL                       /s/ Stephane SCHMOLL
--------------------------------------------------------------------------------
Monsieur Jean-Jacques SCHMOLL              Monsieur Luc CHAMBON

/s/ Jean-Jacques SCHMOLL                   /s/ Luc CHAMBON
--------------------------------------------------------------------------------
SIPAREX CROISSANCE                         SIGEFI VENTURES GESTION
Representee par Monsieur Michel FAURE      Representee par Monsieur Michel FAURE

/s/ Michel FAURE                           /s/ Michel FAURE
--------------------------------------------------------------------------------
SIPAREX DEVELOPPEMENT                      LOJACK Inc
Representee par Monsieur Michel FAURE      Representee par Monsieur Stephane
                                           SCHMOLL

/s/ Michel FAURE                           /s/ Stephane SCHMOLL
--------------------------------------------------------------------------------
CREDIT LYONNAIS PRIVATE EQUITY             VIVERIS MANAGEMENT
Representee par M. Roland DERRIEN          Representee par M. Marc VILLECROZE
                                           ABDELOUHAB

/s/ Roland DERRIEN                         /s/ Marc VILLECROZE ABDELOUHAB
--------------------------------------------------------------------------------
BNP PARIBAS DEVELOPPEMENT                  Monsieur Xavier GERARD
Representee par M. Michel ALHEN

/s/ Michel ALHEN                           /s/ Xavier GERARD
--------------------------------------------------------------------------------
Madame Anne BATESON                        Monsieur Herve RIPAULT

/s/ Michel BATESON                         /s/ Herve RIPAULT
--------------------------------------------------------------------------------
Mercure Epargne Longue
Representee par Mme Anouk BARA

/s/ Anouk BARA
--------------------------------------------------------------------------------

                                     ANNEXES

                                    ANNEXE 1
           Proces-verbal du Conseil de Surveillance du 3 fevrier 2003

                                    ANNEXE 2
                 Proces-verbal du Directoire du 27 fevrier 2003

                                    ANNEXE 3
               Lettre d'appel des souscriptions du 28 fevrier 2003

                                    ANNEXE 4
   Modele d'engagement d'adhesion des souscripteurs non signataires du Contrat